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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Pinnacle Foods Group Inc. of our report dated September 19, 2003 (except for
Note 21, as to which the date is October 31, 2003) relating to the financial statements of Pinnacle Foods Holding Corporation and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 19, 2004